EXHIBIT 10.1

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
2011 STOCK OPTION PLAN
INCENTIVE STOCK OPTION AGREEMENT

AN INCENTIVE STOCK OPTION (“Option”) for a total of ____________ shares of common stock, par value $0.01 per share (“Common Stock”), of Alliance Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation (the “Corporation”), is hereby granted this 20th day of July 2011 (hereinafter referred to as the “Date of Grant”) to ____________________________ (the “Optionee”) pursuant to the Corporation’s 2011 Stock Option Plan (the “Plan”).  The Option granted hereby is subject to all the terms and conditions of the Plan and this Agreement.  The Option granted hereby is intended to qualify as an “incentive stock option” as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.           Option Price.  The option price shall be $11.05 for each share of Common Stock eligible to be exercised hereunder, which price is not less than the greater of: (i) 100% of the Fair Market Value of the Common Stock on the Date of Grant of this Option or (ii) $10.00.

2.           Exercise of Option.  This Option shall become vested and be exercisable pursuant to the provisions of Section 8.03 of the Plan, as follows:

(a)           Schedule of Right of Exercise.

Date on Which the Option May First be Exercised	Number of Shares of Common Stock Subject to the Option Which May be Exercised
July 20, 2012
July 20, 2013
July 20, 2014
July 20, 2015
July 20, 2016

The right to exercise the Option pursuant to the above schedule is cumulative.  In accordance with the provisions of Section 8.03(b) of the Plan, the above vesting schedule shall not apply, and vesting shall be accelerated, in the event of the Optionee's death or Disability or in the event of a Change in Control.

(b)           Method of Exercise.  This Option shall be exercisable by written notice to the Secretary of the Corporation on the Incentive Stock Option Exercise Form provided herewith which shall:

(i)
state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security number (or if more than one, the names, addresses and Social Security numbers of each of such persons);

Incentive Stock Option Agreement

(ii)
be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

(iii)	be in writing and delivered in person or by certified mail to the Secretary of the Corporation at its main office; and

(iv)	be accompanied by payment for the shares of Common Stock with respect to which the Option is being exercised.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be made in accordance with the provisions of Section 8.07 of the Plan.

(c)          Restrictions on Exercise.  This Option may not be exercised if the issuance of the shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities law or regulation or any other law or valid regulation.  As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representation or warranty to the Corporation as may be required by any applicable law or regulation.

3.          Non-transferability of Option.  This Option may not be transferred except by the laws of descent or distribution except as otherwise provided in Section 8.05 of the Plan.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, assigns or legal representative of the Optionee.

4.          Term of Option.  Subject to the exceptions provided in Sections 8.04(b) and 8.09(b) of the Plan, this Option may be exercised at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after the date hereof or (ii) six months after the date on which the Optionee ceases to be employed by the Corporation; provided, however, that in the event the Optionee’s employment is terminated but the Optionee continues his/her service as a Non-Employee Director without interruption, then this Option shall, in the event it is not exercised within ninety (90) days of the date of termination of employment, be treated as a Non-Qualified Option, which shall become vested consistent with the schedule set forth in Section 2(a) hereof, and the term shall continue until the earlier of (i) ten (10) years of the Date of Grant or (ii) six months after the date on which the Optionee ceases to be a Non-Employee Director. Provided, further, however, in the event the Optionee terminates his employment with the Corporation or a Subsidiary Company following a Change in Control without having fully exercised this Option, the Optionee will have a right to exercise this Option during the period ending on the earlier of: (i) the last day of the original ten (10) year term or (ii) the day which is eighteen (18) months after the date on which employment terminates.

Incentive Stock Option Agreement

5.          Tax Status.  To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable by the Optionee for the first time during any calendar year (under all stock option plans of the Corporation and its Subsidiary Companies) exceeds $100,000, such Options are not Incentive Stock Options.  For the purposes of this Section 5, the Fair Market Value of Common Stock shall be determined as of the time the option with respect to such Common Stock is granted.  This Section 5 shall be applied by taking options into account in the order in which they were granted.  To the extent that this Option is to become exercisable for the first time during any calendar year with respect to a number of shares that exceeds the foregoing limitation, this Option shall be considered to consist of (i) an Incentive Stock Option to acquire the maximum number of shares permitted under this Section 5 and (ii) a Non-Qualified Option to acquire the excess shares on the same terms described in this Agreement.

6.          Notice of Disposition; Withholding; Escrow.  The Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of this Option, within two (2) years after the date of the grant of the Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.  The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose.  The Committee or the Board may, in their discretion, require shares of Common Stock acquired by the Optionee upon exercise of this Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of Section 8.09(c) of the Plan.

7.          Terms and Conditions.  The terms and conditions included in the Plan are incorporated herein by reference, and to the extent that any conflict may exist between the terms and conditions included in the Plan and the terms of this Agreement, the terms and conditions included in the Plan shall control.

ATTEST:	ALLIANCE BANCORP, INC. OF PENNSYLVANIA

By:
Kathleen P. Lynch		Dennis D. Cirucci
Secretary		President and Chief Executive Officer

OPTIONEE

By:

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
2011 STOCK OPTION PLAN
INCENTIVE STOCK OPTION EXERCISE FORM

ATTN:	Secretary of the Corporation
Alliance Bancorp, Inc. of Pennsylvania

Dear Sir or Madam:

The undersigned elects to exercise his/her Incentive Stock Option to purchase __________ shares of Common Stock pursuant to the 2011 Stock Option Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

In accordance with Section 8.07 of the Plan, delivered herewith in satisfaction of the required purchase price is (select applicable choice(s)):

___ (a)	cash or a check payable to Alliance Bancorp, Inc. of Pennsylvania in the amount of $_________;

___ (b)
irrevocable instructions to a broker to sell the Option Shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price and any applicable tax withholding; or

___ (c)
if previously approved by the Board or the Committee, certificate(s) for ________ shares of Common stock having a value of $_____________ as of the date hereof, and/or Option Shares having a value of $_____________as of the date hereof shall be withheld.

If Common Stock is enclosed in full or partial consideration of the purchase price pursuant to choice (c), above, I am attaching a notification from the Board of Directors or the Committee advising:  (i) that such means of payment has been authorized and (ii) as to the fair market value of the shares proposed to be tendered by me as required by the provisions of the Plan.

The name or names to be on the stock certificates and the address and Social Security number or addresses and Social Security numbers of such person or persons is as follows:

Name:
Address:

	City	State	Zip Code

Social Security number:

Very truly yours,
Date: _______________________
(Signature of Person or Persons
exercising the Option)